Exhibit 99.2


           BOARD OF DIRECTORS FOR "NEW" BOEING COMPANY ANNOUNCED


          SEATTLE (Aug. 1, 1997) - With the merger of The Boeing Company and McDonnell Douglas Corp. now completed, Boeing Chairman and Chief Executive Officer Phil Condit today announced that the board of directors of the newly merged company will be:

          o John H. Biggs, Chairman and Chief Executive, Teachers Insurance and Annuity Association-College Retirement Equities Fund

          o John E. Bryson, Chairman and Chief Executive, Edison International and Southern California Edison Company

          o Philip M. Condit, Chairman of the Board and Chief Executive Officer, The Boeing Company

          o Kenneth M. Duberstein, Chairman and Chief Executive, The Duberstein Group

          o John B. Fery, Retired Chairman and Chief Executive, Boise Cascade Corp.

          o Paul E. Gray, Chairman of the Corporation, Massachusetts Institute of Technology

          o    John F. McDonnell, Retired Chairman, McDonnell Douglas Corp.

          o Donald E. Petersen, Retired Chairman and Chief Executive, Ford Motor Company

          o    Charles M. Pigott, Chairman Emeritus, PACCAR Inc.

          o Rozanne L. Ridgway, Former Assistant Secretary of State for Europe and Canada

          o Harry C. Stonecipher, President and Chief Operating Officer, The Boeing Company

          o    George H. Weyerhaeuser, Chairman, Weyerhaeuser Company

          Biggs, Duberstein, McDonnell and Stonecipher previously served on the McDonnell Douglas board of directors.

          "The board brings to the new Boeing Company experience and leadership in a wide variety of fields," said Condit. "As we enter this exciting new era as the largest aerospace company in the world, I am grateful to have the help of this very strong group."

          2 Retiring from the Boeing Board, effective Aug. 1, are Boeing Chairman Emeritus Frank Shrontz and Harold J. Haynes, retired chairman and chief executive officer of Chevron Corp.

          Condit also reported that, in keeping with previously announced merger plans, Harry C. Stonecipher was elected president and chief operating officer of The Boeing Company.

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